EXHIBIT 10.34

             SPLIT DOLLAR LIFE INSURANCE AGREEMENT
             [Trustee Owner, Trustee Pays Premiums]

     This SPLIT DOLLAR LIFE INSURANCE AGREEMENT (the "Agreement") is entered into as of this ____ day of __________, 1995, by and between REYNOLDS METALS COMPANY, a Delaware corporation (the "Corporation"); _____________, Trustee under a Agreement made by ______________ dated ___________ __, 19__ (the "Trustee"); and
__________________ (the "Employee").

                            RECITALS

     In recognition of the services of the Employee to the Corporation, the Corporation has determined that its best interests would be served by entering into this Split Dollar Life Insurance Agreement with the Trustee, whereby the Corporation will assist the Trustee in maintaining certain life insurance on the Employee's life, subject to the condition that the Corporation is to be repaid for any amounts which the Corporation may contribute toward the payment of any premiums due on such policy.

     In furtherance of the purposes of this Agreement, the Trustee will own a policy or policies of life insurance (collectively the "Policies" and individually the "Policy") issued by Northwestern Mutual Life Insurance Company (the "Insurer") on the Employee's life. The Trustee's ownership of the Policies shall be subject to the terms and conditions contained in this Agreement.

                           AGREEMENT

     Now, therefore, the Corporation, the Trustee and the Employee agree as follows:

I.     DEATH BENEFIT.

     The Trustee shall acquire, with the Corporation's assistance, an insurance policy with a death benefit ("Trustee's Death Benefit") in an amount equal to two times the Employee's "Annual Earnings." Annual Earnings is defined as the Employee's current annual base salary plus any amount awarded to the Employee under a cash incentive plan in the previous calendar year, or such other definition of Annual Earnings as may be in effect from time to time under the Corporation's Group Term Life Insurance Plan for Salaried Employees. The Trustee's Death Benefit will be adjusted annually to reflect any increase in the Employee's Annual Earnings. The Trustee's Death Benefit will increase if the Employee's Annual Earnings increase. Except as otherwise provided in this Agreement, the Trustee's Death Benefit will not decrease if the Employee's Annual Earnings decrease.

     The Trustee's Death Benefit shall be reduced as of each Policy Release Date, as defined in Article VII of this Agreement, by that amount equal to the difference between (i) the total insurance death proceeds of the Released Policy, as defined in
Article VII of this Agreement, as of the Policy

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Release Date inclusive of any amounts borrowed against the
Released Policy by the Trustee, and (ii) the total premiums advanced by the Corporation with respect to the Released Policy.

     When the Employee reaches age sixty-five, the Trustee's Death Benefit shall decrease by one percent (the "Reduction Amount") of the Trustee's Death Benefit in effect at that time. The Trustee's Death Benefit will continue to decrease by the Reduction Amount each month for the next succeeding forty-nine months. During the fifty month period in which the Trustee's Death Benefit is being reduced by the Reduction Amount, if the Trustee's Death Benefit is also reduced due to a Released Policy pursuant to Article VII of this Agreement, the Reduction Amount shall be an amount equal to the previous Reduction Amount multiplied by a fraction. The numerator of the fraction shall equal the reduction in the Trustee's Death Benefit due to the Released Policy, and the denominator of the fraction shall equal the Trustee's Death Benefit prior to such reduction in the Trustee's Death Benefit.

     If the Employee retires prior to the Employee's sixty-fifth birthday, the Trustee's Death Benefit shall increase each year by five percent of the previous year's Trustee's Death Benefit.
This annual five percent increase shall continue until the Employee reaches age sixty-five.

     As the Trustee's Death Benefit increases, temporary coverage for such increase in the Trustee's Death Benefit may be provided for under the Corporation's Group Term Life Insurance Plan for Salaried Employees until an additional Policy is obtained under this Agreement.

     The Employee may be required to apply and qualify for additional coverage that may arise due to increases in the Trustee's Death Benefit. If the Employee does not receive satisfactory underwriting, any increases in the Trustee's Death Benefit will be provided for under the Corporation's Group Term Life Insurance Plan for Salaried Employees.

     Any part of the Trustee's Death Benefit paid under the Corporation's Group Term Life Insurance Plan for Salaried
Employees will be paid to the beneficiary designated under that plan in accordance with its terms and conditions.

II.    RIGHTS IN THE POLICY.

     All insurance policies on the life of the Employee that are subject to this Agreement shall be identified and made part of this Agreement by their inclusion on the attached Schedule A. Other insurance policies on the life of the Employee may be made subject to the terms of this Agreement by amending the description in Schedule A to include such policies.

     The Trustee is the owner of the Policies. The Policies are subject to the terms of this Agreement. The Trustee may exercise all ownership rights granted to the owner by the terms of the Policies, including without limitation, the right to assign rights and interests in the Policies, the right to change the beneficiary of the Policies and the right to exercise any and all settlement

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options applicable to the Policies.  With written permission from the Corporation, the Trustee may borrow against the cash value of the Policies up to the difference between (i) the cash value of the Policies and (ii) the total amount of the premiums advanced by the Corporation.

III.   PAYMENT OF PREMIUMS.

     The Corporation will pay the entire annual premium due on the Policies (after taking into account any dividends) and will be reimbursed by the Trustee for the Trustee's portion of the annual premium. The Trustee is responsible for that portion of the annual premium which is equal to the lesser of (i) the amount of the entire economic benefit that would be taxable to the Trustee but for such payment, or (ii) the entire annual premium due on the Policies (the "Trustee's Portion"). The amount of the economic benefit to the Trustee shall be calculated using the lower of the P.S. 58 rates or the Insurer's term rates in accordance with Rev. Ruls. 64-328, 1964-2 C.B. 11, and 66-110,
1966-1 C.B. 12, or their successors, as in effect on the effective date of this Agreement. The Corporation's portion of the annual premium is equal to the entire annual premium less the Trustee's Portion (the "Corporation's Portion").

     The Trustee shall be required to reimburse the Corporation for the Trustee's Portion of the premium within thirty days of the receipt of a statement from the Corporation or its delegate requesting such payment. If the Trustee does not reimburse the Corporation within the thirty day period, the Corporation (without notice to the Employee or Trustee) may make monthly or semi-monthly payroll deductions for any amounts then due and may continue to make monthly or semi-monthly payroll deductions for any future Trustee's Portion of the premium from the Employee's salary. The Employee hereby consents to the Corporation making such monthly or semi-monthly payroll deductions from the Employee's salary. In no case shall the Corporation be required to advance the Trustee, under this Article III, an amount in excess of $10,000.00.

IV.    COLLATERAL ASSIGNMENT.

     All sums advanced by the Corporation to pay the Corporation's Portion of the annual premiums shall be repayable to the Corporation as herein provided, notwithstanding termination of this Agreement. The Trustee shall assign the Policies to the Corporation as security for such advances by executing an Assignment of Life Insurance Policy as Collateral (the "Collateral Assignment") for each separate Policy.

     Subject to the terms of the Collateral Assignment, the Corporation shall not possess any incidents of ownership in the Policies and shall not be entitled to exercise any rights, privileges or benefits of ownership in the Policies. The Trustee shall possess all incidents of ownership in the Policies.

V.     TERMINATION OF AGREEMENT.

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     This Agreement shall terminate upon the occurrence of any of the following events:

     A. Performance of its terms, following the death of the Employee;

     B. Upon the Policy Release Date of the last Policy to be released from this Agreement pursuant to Article VII;

     C. The termination of the Employee's employment with the Corporation for reasons other than total disability (as defined under the Corporation's Long Term Disability Plan for Salaried Employees, or any successor plan) or retirement (defined as termination of employment at a time when the Employee is entitled to an immediate benefit under the Corporation's New Retirement Program for Salaried Employees, or any successor plan);

     D. Upon the failure of the Trustee or Employee to pay on a timely basis the Trustee's Portion of the premiums;

     E.   Receivership or dissolution of the Corporation;

     F. Delivery to the Corporation of a written instrument of termination signed by the Trustee; or

     G. Delivery to the Trustee of a written instrument of termination authorized by the Corporation's Board of Directors.

VI.    RIGHTS TO THE PROCEEDS AT DEATH.

     So long as this Agreement is in effect, the beneficiary provisions of the Policies shall provide that the death proceeds due under the Policies shall be distributed to the following persons in the following order: 1) the Corporation shall receive an amount equal to the total premiums advanced by the Corporation (excluding amounts already reimbursed to the Corporation by the Trustee); 2) after the Corporation has received all of the premiums it advanced as provided above, the Trustee's designated beneficiary shall receive the remaining death proceeds, but in no event shall the amount paid to the designated beneficiary hereunder exceed an amount equal to the Trustee's Death Benefit; and 3) the Corporation shall receive the remaining death proceeds, if any.

VII.   POLICY RELEASE.

     Each separate Policy shall no longer be subject to the terms of this Agreement upon the later of (i) the Policy's anniversary date following the Employee's sixty-fifth birthday, or (ii) the expiration of fifteen policy years commencing on the effective date of the Policy (the "Policy Release Date"). At this time, the Trustee may repay to the Corporation, within sixty (60) days of

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such Policy Release Date, an amount equal to the total premiums advanced by the Corporation with respect to that Policy (the "Released Policy"). Also at this time, the Trustee's Death Benefit will be reduced as provided in Article I of this Agreement. Upon receipt of such payment from the Trustee, the Corporation shall release the Collateral Assignment securing the Released Policy by the execution and delivery of an appropriate instrument(s) of release and shall deliver the Released Policy to the Trustee.

     If the Trustee does not repay the Corporation the amount calculated above within the prescribed time period, the Trustee shall be required to transfer ownership of the Released Policy to the Corporation, and the Trustee's Death Benefit will be reduced as provided in Article I of this Agreement. If the cash value of the Released Policy as of the Policy Release Date is less than the total premiums advanced by the Corporation with respect to the Released Policy as of the Policy Release Date, the Trustee, and otherwise the Employee, is obligated to reimburse the Corporation for the difference between (i) the total premiums advanced by the Corporation with respect to the Released Policy as of the Policy Release Date and (ii) the cash value of the Released Policy as of the Policy Release Date.

VIII.     RIGHTS UPON TERMINATION OF THE AGREEMENT OTHER THAN
          DEATH OF THE EMPLOYEE.

     Upon the termination of this Agreement as provided in paragraphs C. through G. of Article V, the Trustee may repay to the Corporation, within sixty (60) days of such termination, an amount equal to the total premiums advanced by the Corporation (excluding premiums already reimbursed to the Corporation by the Trustee) as of the date of the termination of the Agreement. Upon receipt of such payment from the Trustee, the Corporation shall release the Collateral Assignments by the execution and delivery of an appropriate instrument(s) of release and shall deliver the Policies to the Trustee.

     If the Trustee does not repay the Corporation the amount calculated above within the prescribed time period, the Trustee shall be required to transfer ownership of the Policies to the Corporation. Except as provided below, if the cash value of the Policies (as may be enhanced by any cash value enhancement rider in effect) as of the date of the termination of the Agreement is less than the total premiums advanced by the Corporation (excluding premiums already reimbursed to the Corporation by the Trustee) as of the date of the termination of the Agreement, the Trustee, and otherwise the Employee, is obligated to reimburse the Corporation for the difference between (i) the total premiums advanced by the Corporation (excluding premiums already reimbursed to the Corporation by the Trustee) as of the date of the termination of the Agreement and (ii) the cash value of the Policies (as may be enhanced by any cash value enhancement rider in effect) as of the date of the termination of the Agreement.

     If the Corporation terminates the Agreement pursuant to paragraph G. of Article V of this Agreement, the Trustee and Employee are not obligated to reimburse the Corporation for the difference between (i) the total premiums advanced by the Corporation (excluding premiums already reimbursed to the Corporation by the Trustee) as of the date of the termination of the Agreement and (ii) the cash value of the Policies (as may be enhanced by any cash value enhancement rider in effect) as of the date of the termination of the Agreement.

IX.    NAMED FIDUCIARY.

     The Corporation is hereby designated as the "Named Fiduciary" under this Agreement. The Named Fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

     The Corporation shall, in its discretion, make all determinations concerning rights to benefits under this Agreement. Should the Trustee or other beneficiary of the Policies fail to receive benefits to which the Trustee (or other beneficiary) believes he is entitled, a claim may be filed. Any claim for a benefit due in connection with this Agreement shall be filed by the Trustee or other beneficiary (the "Claimant") by written communication made by the Claimant or the Claimant's authorized representative to the Named Fiduciary. All such claims and notices shall be made in the manner provided in
Article XIII of this Agreement.

     If a claim for a benefit is wholly or partially denied, a written notice of the decision shall be furnished to the Claimant by the Named Fiduciary or its designee within a reasonable period of time after receipt of the claim by the Named Fiduciary. The notice shall include the following information:

                    a.   The specific reason or reasons for the
               denial;

                    b.   Specific reference to the pertinent
               provisions of this Agreement and/or the Policy upon which the denial is based;

                    c. A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

                    d.   An explanation of all claim review
               procedures available under this Agreement.

     For purposes of the immediately preceding paragraph, a period of time shall be deemed to be unreasonable if it exceeds 90 days after receipt of the claim by the Named Fiduciary, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Named Fiduciary expects to render the final decision.

     In order that a Claimant may appeal a denial of claim, a Claimant or his duly authorized representative may request a review by written application to the Named Fiduciary or his designee not later than 60 days after receipt by the Claimant of written notification of denial of a claim and may submit issues and comments in writing. A decision on review of a denied claim shall be made not later than 60 days after the Named Fiduciary's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of this Agreement and/or the Policies on which the decision is based.

     Notwithstanding anything contained in this Article IX to the contrary, any claim for a death benefit under an insurance policy listed on Schedule A attached hereto shall be filed with the Insurer by the Claimant or his authorized representative on the form or forms prescribed for such purpose by the Insurer. The Insurer shall be responsible for determining whether a death claim shall or shall not be paid, either in whole or in part, in accordance with the terms of the insurance contract purchased on the life of the Employee.

X.     AMENDMENT AND ASSIGNMENT.

     The Corporation may, in its sole discretion, alter, amend or modify (including the addition of any extra Policy provisions) this Agreement at any time by a written instrument authorized by the Corporation, or its designee, and delivered to the Trustee and Employee. The Corporation or the Trustee may, subject to the limitations of Article IV, assign its rights and obligations under this Agreement, provided, however, that any assignment will be subject to the terms of this Agreement.

XI.   SEVERABILITY.

     The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

XII.  POSSESSION OF POLICIES.

     The Corporation will maintain possession of the Policies during the term of this Agreement.

XIII.      NOTICE.

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     All notices, claims, requests and other communications
hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified or registered mail to the Corporation as follows: Attention: Corporate Director, Compensation and Benefits, Reynolds Metals Company, 6601 W. Broad Street, P.O. Box 27003, Richmond, Virginia 23261-7003 or to the Trustee and Employee at their last known addresses or at such addresses as any party shall designate to the other parties in writing.

XIV.  GOVERNING LAW.

     This Agreement sets forth the entire agreement of the parties hereto, and any and all prior agreements, to the extent inconsistent herewith, are hereby superseded. This Agreement will be governed by the laws of the Commonwealth of Virginia.

XV.    INTERPRETATION.

     Where appropriate in this Agreement, words used in the singular will include the plural and words used in the masculine will include the feminine.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              Reynolds Metals Company


                              By: _____________________________
                              Title:___________________________



                              _________________________________
                              _________________________, Trustee




                              __________________________________
                              _________________________, Employee


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LIST OF SCHEDULES

     A.   Schedule of the Policies


LIST OF EXHIBITS

     1.   Copies of Insurance Policies

     2.   Assignments of Life Insurance Death Benefit as
          Collateral

                           SCHEDULE A



     The following life insurance policies are subject to that

certain Split Dollar Life Insurance Agreement dated as

of__________ __, 1995, among Reynolds Metals Company,

________________, Trustee and___________________.



Insurer:   Northwestern Mutual Life Insurance Company

Insured:

Policy Number:

Face Amount:

Date of Issue:



Insurer:   Northwestern Mutual Life Insurance Company

Insured:

Policy Number:

Face Amount:

Date of Issue:

0190098.02